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                                                                  EXHIBIT 10.3.2

                           LOAN AND SECURITY AGREEMENT

      THIS LOAN AND SECURITY AGREEMENT, dated as of December 8, 2000, is entered into between CAPITAL TEMPFUNDS, INC., a North Carolina corporation ("Capital"), and STRATUS SERVICES GROUP, INC., a Delaware corporation ("Borrower").

      The parties agree as follows:

      1     DEFINITIONS

            In addition to the defined terms contained in the first paragraph above, as used herein, the following terms shall have the following definitions:

            1.1 "Accounts" means all accounts receivable due to Borrower, book debts, notes, drafts and acceptances and other forms of obligations now or hereafter owing to the Borrower, whether arising from the sale or lease of goods or the rendition of services by the Borrower (including, without limitation, any obligation that might be characterized as an account, contract right, general intangible or chattel paper under the Code), all of the Borrower's rights in, to and under all purchase orders now or hereafter received by the Borrower for goods and services, all proceed from the sale of Inventory, all monies due or to become due to the Borrower under all contracts for the sale or lease of goods or the rendition of services by the Borrower (whether or not yet earned) (including, without limitation, the right to receive the proceeds of said purchase orders and contracts), all collateral security and guarantees of any kind given by any obligor with respect to any of the foregoing, and all goods returned to or reclaimed by the Borrower that correspond to any of the foregoing;

            1.2 "Agreement" means this Loan and Security Agreement and any supplements, amendments or modifications to this Loan and Security Agreement.

            1.3 "Book Value" means with respect to any Account means the book value thereof as determined in accordance with GAAP.

            1.4 "Borrowing Base Certificate" means the certificate, substantially in the form of EXHIBIT A, with appropriate insertions, to be submitted to Capital by Borrower pursuant to this Agreement and certified as true and correct by the Chief Executive Officer or the Chief Financial Officer of Borrower.

            1.5 "Borrower's Books" means all of Borrower's books and records including, but not limited to: minute books; ledgers; records indicating, summarizing or evidencing Borrower's assets, liabilities, and the Accounts; all information relating to Borrower's business operations; and all computer programs, disc or tape files, printouts, runs, and other computer prepared information and the equipment containing such information.

            1.6 "Business Day" means any day excluding Saturday, Sunday and any day which is a legal
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holiday under the laws of the State of North Carolina or is a day on which
Capital is otherwise closed for transacting business with the general public.

            1.7 "Capital Expenses" means all of the following: (i) taxes and insurance premiums required to be paid by Borrower under this Agreement or any of the other Loan Documents which are paid or advanced by Capital; (ii) filing, recording, publication and search fees paid or incurred by Capital; and (iii) the costs, fees (including reasonable attorneys' and paralegals' fees) and expenses incurred by or charged to Capital: (a) to examine Borrower and the Collateral; (b) to correct any default or enforce any provision of this Agreement, any of the other Loan Documents and any guaranty of the Obligations, whether or not litigation is commenced; (c) in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale and/or advertising to sell the Collateral, whether or not a sale is consummated; (d) in collecting the Accounts and in collecting the Obligations, whether from Borrower, any guarantor or both; and (e) in structuring, drafting, reviewing, amending, defending or concerning this Agreement or any of the other Loan Documents.

            1.8 "Code" means the North Carolina Uniform Commercial Code, and any and all terms used in this Agreement which are defined in the Code and are not defined herein shall be construed and defined in accordance with the definition of such terms under the Code.

            1.9 "Collateral" means each and all of the following:

                        A. the Accounts;

                        B. the Inventory;

                        C. the Equipment,

                        D. the General Intangibles;

                        E. the Negotiable Collateral;

                        F. the Borrower's Books;

                        G. any money, deposit accounts or other assets of Borrower in which Capital receives a security interest or which hereafter come into the possession, custody or control of Capital; and

                        H. the proceeds of any of the foregoing, including, but not limited to, proceeds of insurance covering the Collateral, or any portion thereof, and any and all Accounts, Inventory, Equipment, General Intangibles, Negotiable Collateral, the Borrower's Books, money, deposit accounts or other tangible and intangible property resulting from the sale or other disposition of the Collateral, or any portion thereof or interest therein, and the proceeds thereof.

            1.10 "Daily Balance" means and refers to the amount determined by taking the amount of the Obligations owed at the beginning of a given day, adding any new Obligations advanced


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or incurred on such date, and subtracting any payments or collections which are deemed to be paid on that date under the provisions of this Agreement.

            1.11 "Eligible Accounts" means and includes those Accounts (i) which have been validly assigned to Capital, (ii) strictly comply with all of Borrower's warranties, covenants and representations to Capital, (iii) contain payment terms of not greater than the number of Term Days (as defined on Schedule 1), or less, from the date of invoice, (iv) are not past due more than the number of Past Due Days (as defined on Schedule 1) and (v) the invoice date is less than ten (10) days from the last date of service; PROVIDED, HOWEVER, that Eligible Accounts shall not include the following: (a) Accounts with respect to which the account debtor is an officer, employee or agent of Borrower; (b) Accounts with respect to which services or goods are placed on consignment, guaranteed sale, or other terms by reason of which the payment by the account debtor may be conditional (other than that portion of the Accounts which are subject to retention); (c) Accounts with respect to which the account debtor is not a resident of the United States; (d) Accounts with respect to which the account debtor is the United States or any department, agency or instrumentality of the United States; PROVIDED, however, that an Account shall not be deemed ineligible by reason of this clause (d) if Borrower has completed all of the steps necessary, in the sole opinion of Capital, to comply with the Federal Assignment of Claims Act of 1940 (31 U.S.C. ss.3727) with respect to such Account; (e) Accounts with respect to which the account debtor is any state of the United States or any city, town, municipality, county or division thereof; (f) Accounts where the account debtors are located in New Jersey and/or Indiana, unless the Borrower shall have qualified to do business or shall have filed a Business Activity Report with the appropriate state offices in such jurisdictions, (g) Accounts with respect to which the account debtor is a subsidiary of, related to, affiliated with, or has common officers or directors with Borrower; (h) Accounts with respect to which Borrower is or becomes liable to the account debtor for goods sold or services rendered by the account debtor to Borrower; (i) those Accounts where Capital has notified the Borrower that, in Capital's sole discretion, the account or account debtor is not acceptable to Capital; (j) all of the Accounts owed by an account debtor who is the subject of an Insolvency Proceeding; (k) all of the Accounts owed by an account debtor where the Cross Aging Percentage (as defined on Schedule 1) or more of all of the Accounts owed by that account debtor are past due more than the Past Due Days from the invoice due date; (l) Accounts for which the services have not yet been rendered to the account debtor or the goods sold have not yet been delivered to the account debtor (commonly referred to as "pre-billed accounts");
(m) Accounts not previously approved by Capital where the expected dollar value for such account debtor is greater than twenty (20%) percent of Borrower's existing Accounts and (n) COD and cash sales.

            1.12 "Equipment" means all of Borrower's present and hereafter acquired machinery, machine tools, motors, equipment, furniture, furnishings, fixtures, motor vehicles, tools, parts, dies, jigs, goods, and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions and improvements thereto, wherever located.

            1.13 "Event of Default" means the occurrence of any one of the events set forth in Section 9.

            1.14 "Fidelity Guarantor" means individually, and "Fidelity Guarantors" means


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collectively, the persons and entities listed on Schedule 1 as Fidelity
Guarantors.

            1.15 "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board that are applicable to the circumstances as of the date of determination and applied on a consistent basis.

            1.16 "General Intangibles" means all of Borrower's present and future general intangibles and all other presently owned or hereafter acquired intangible personal property of Borrower (including, without limitation, any and all choses or things in action, goodwill, patents, trade names, trademarks, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, infringement claims, computer programs, computer discs, computer tapes, literature, reports, catalogs, deposit accounts, tax refunds and tax refund claims) other than goods and Accounts, as well as Borrower's Books relating to any of the foregoing.

            1.17 "Governing Rate" shall have the meaning set forth in Section 2.3.5.

            1.18 "Insolvency Proceeding" means any proceeding commenced by or against any person or entity under any provision of the federal Bankruptcy Code, as amended, or under any other bankruptcy or insolvency law, including, but not limited to, assignments for the benefit of creditors, formal or informal moratoriums, compositions or extensions generally with its creditors.

            1.19 "Inventory" means and includes all of Borrower's present and future inventory in which Borrower has any interest, including, but not limited to, goods held for sale or lease or to be furnished under a contract of service and all of Borrower's present and future raw materials, work in process, finished goods, and packing and shipping materials, wherever located, and any documents of title representing any of the above.

            1.20 "Judicial Officer or Assignee" means any trustee, receiver, controller, custodian, assignee for the benefit of creditors or any other person or entity having powers or duties like or similar to the powers and duties of a trustee, receiver, controller, custodian or assignee for the benefit of creditors.

            1.21 "Loan Account" shall have the meaning set forth in Section
2.3.12

            1.22 "Loan Documents" means collectively this Agreement and any other agreements entered into between Borrower and Capital in connection with this Agreement.

            1.23 "Lock Box" means that certain post office box maintained on behalf of Capital (as described on Schedule 1) into which the Borrower shall have instructed all of its account debtors to remit payments.

            1.24 "Lock Box Account" means that account owned by Capital into which all proceeds of Accounts and all other payments received in the Lock Box are deposited.


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            1.25 "Maximum Credit Line" has the meaning set forth on Schedule 1.

            1.26 "Negotiable Collateral" means all of Borrower's present and future letters of credit, advises of credit, notes, drafts, instruments, documents, leases, and chattel paper, and Borrower's Books relating to any of the foregoing.

            1.27 "Net Worth" means, as of any date, the total assets of Borrower minus the total liabilities of Borrower calculated in conformity with GAAP.

            1.28 "Obligations" means any and all loans, advances, debts, liabilities (including, without limitation, any and all amounts charged to Borrower's account pursuant to any agreement authorizing Capital to charge Borrower's account), obligations, lease payments, guaranties, covenants and duties owing by Borrower to Capital of any kind and description (whether advanced pursuant to or evidenced by this Agreement, any of the other Loan Documents, or any other instrument, or by any other agreement between Capital and Borrower and whether or not for the payment of money), whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including, without limitation, any debt, liability or obligation owing from Borrower to others which Capital may have obtained by assignment or otherwise, and further including, without limitation, all interest not paid when due and all Capital Expenses which Borrower is required to pay or reimburse by this Agreement, by law, or otherwise.

            1.29 "Over Advance" shall have the meaning set forth in Section 2.1.

            1.30 "Payment Items" means all checks, drafts and other items of payment payable to the Borrower, including proceeds of any of the Collateral.

            1.31 "Prime Rate" shall mean, at any time, the rate of interest noted in the Wall Street Journal, Money Rates Section as the "Prime Rate" (currently defined as the base rate on corporate loans posted by at least 75% of the nation's thirty (30) largest banks), with the Prime Rate in effect on the first day of a month being applicable to the entire month. In the event that the Wall Street Journal quotes more than one rate, or a range of rates as the Prime Rate, then the Prime Rate shall mean the average of the quoted rates. In the event that the Wall Street Journal ceases to publish a Prime Rate, then the Prime Rate shall be the average of the three (3) largest U.S. money center commercial banks, as determined by Capital. The "Prime Rate" may not be the lowest or best rate at which Capital calculates interest or extends credit.

            1.32 "Tangible Net Worth" means an amount equal to the stockholders' equity of the Borrower increased by Subordinated Debt and decreased by intangible assets.

            1.33 "Term" shall have the meaning set forth on Schedule 1.

            1.34 "Working Capital" means the amount determined by subtracting the aggregate amount of Borrower's current liabilities from the aggregate amount of Borrower's current assets. Borrower's current liabilities and current assets shall be determined in accordance with GAAP


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consistently applied.

            1.35 OTHER DEFINITIONAL PROVISIONS. References to "Sections", "subsections", and "Exhibits" shall be to Sections, subsections, and Exhibits, respectively, of this Agreement unless otherwise specifically provided. Any of the terms defined in Section 1 may, unless the context otherwise requires, be used in the singular or the plural depending on the reference. In this Agreement, words importing any gender include the other genders; the words "including," "includes" and "include" shall be deemed to be followed by the words "without limitation"; references to agreements and other contractual instruments shall be deemed to include subsequent amendments, assignments, and other modifications thereto, but only to the extent such amendments, assignments and other modifications are not prohibited by the terms of this Agreement; references to any person includes their respective permitted successors and assigns or people succeeding to the relevant functions of such persons; and all references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations.

      2.    LOANS AND TERMS OF PAYMENT

            MANNER OF BORROWING ADVANCES (REVOLVING LOANS). Borrowings under the credit facility established hereunder shall be as follows:

2.1 ADVANCE REQUESTS. A request for an advance (also known as a revolving loan) shall be made, or shall be deemed to be made, in the following manner: Borrower may give Capital notice of its intention to borrow, in which notice Borrower shall specify the amount of the proposed borrowing and the proposed borrowing date, no later than 11:00 a.m. on the proposed borrowing date. Capital may lend to Borrower, in Capital's sole discretion, exercised in a commercially reasonable manner (a) up to the Advance Percentage (as defined on Schedule 1) of the net amount of Borrower's Eligible Accounts (the "net amount" of Eligible Accounts means the gross amount of said Eligible Accounts less returns and discounts based upon the shortest or longest payment terms as Capital may elect, credits or allowances of any nature at any time issued, owing, claimed by account debtors, granted or outstanding based upon the Borrowing Base Certificate which must be submitted to Capital in connection with such request), not to exceed at any time (b) the Maximum Credit Line; provided, however, that the maximum advance against Eligible Accounts due from Emery Worldwide Airlines, Inc. ("Emery") shall not at any time exceed $5,000,000.00. PROVIDED, FURTHER, that no such request for an advance may be made (i) at a time when there exists an Event of Default; and (ii) unless payment is otherwise timely made by Borrower, the becoming due of any amount required to be paid under this Agreement or any of the other Loan Documents, as principal, accrued interest, fees or Capital Expenses, shall be deemed irrevocably to be a request by Borrower from Capital for an advance or revolving loan on the due date of, and in an aggregate amount required to pay, such principal, accrued interest, fees, Capital Expenses or other charges and the proceeds of each such advance or revolving loan may be disbursed by Capital by way of direct payment of the relevant Obligation and shall bear interest at the rate of interest applicable to the Daily Balance (whether or not any Event of Default or Over-Advance exists at the time of or would result from such advance). As an accommodation to Borrower, Capital may permit electronic transmittal of instructions or requests for advances, authorizations, agreements or reports to Capital by Borrower, received from any one or more of the authorized officers of the Borrower identified on


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

EXHIBIT B hereto. In no event shall Capital be obligated to make advances to Borrower under this Section 2 whenever the aggregate amount of the then outstanding advances made pursuant to Section 2 exceeds or would exceed as a result of the requested advance, the Maximum Credit Line. Unless Borrower specifically directs Capital in writing not to accept or act upon telecopied or electronic communications from Borrower, Capital shall have no liability to Borrower for any loss or damage suffered by Borrower as a result of Capital's honoring of any requests, execution of any instructions, authorizations or agreements or reliance on any reports communicated to Capital electronically and purporting to have been sent to Capital by Borrower and Capital shall have no duty to verify the origin of any such communication or the authority of the person sending it. All of the advances made pursuant to this Section 2.1 and any supplement, if any, to this Agreement shall be added to and deemed part of the Obligations when made. If, at any time and for any reason, the amount of advances made pursuant to Sections 2.1 and such supplement, if any, exceed the percentage or dollar limitations set forth in Section 2.1 and in such supplement, as applicable, or if all of Borrower's Obligations, at any time and for any reason, exceed the Maximum Credit Line (an "Over Advance"), then Borrower, upon Capital's election and demand, shall immediately pay to Capital, in cash, the amount of such excess.

            2.2 DISBURSEMENT. Borrower hereby irrevocably authorizes Capital to disburse the proceeds of each advance requested, or deemed to be requested, pursuant to Section 2.1 above as follows: (i) the proceeds of each advance requested under Section 2.1 shall be disbursed by Capital in lawful money of the United States of America in immediately available funds, in the case of the initial borrowing, in accordance with the terms of the written disbursement letter from Borrower, and in the case of each subsequent borrowing, by wire transfer to such bank account as may be agreed upon by Borrower and Capital from time to time or elsewhere if pursuant to a written direction from Borrower; and
(ii) the proceeds of each advance requested under Section 2.1 (ii) shall be disbursed by Capital by way of direct payment of the relevant interest or other Obligation.

            2.3 PAYMENTS. The Borrower promises to repay all Obligations when due in accordance with the terms of this Agreement or the other Loan Documents. All payments with respect to any of the Obligations shall be made to Capital on the date when due, in U.S. Dollars ($) and in immediately available funds, without any offset or counterclaim. Except where evidenced by notes or other instruments issued or made by Borrower to Capital specifically containing payment provisions which are in conflict with this Section 2.3 (in which event the conflicting provisions of said notes or other instruments shall govern and control), the Obligations shall be payable as follows:

                  2.3.1 PRINCIPAL. Principal payable on account of advances shall be payable by Borrower to Capital immediately upon the earliest of (i) the receipt by Capital or Borrower of any proceeds of any of the Collateral, to the extent of said proceeds, (ii) the occurrence of an Event of Default in consequence of which Capital elects to accelerate the maturity and payment of the Obligations, (iii) termination of this Agreement pursuant to Section 3 hereof; PROVIDED, HOWEVER, that if an Over Advance condition shall exist at any time, Borrower shall, ON DEMAND, repay the Obligations to the extent necessary to eliminate the Over Advance condition.

                  2.3.2 INTEREST. Interest accrued on the Advances shall be due and payable on the earliest of (i) the first (1st) calendar day of each month (for the immediately preceding month),


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computed through the last calendar day of the preceding month; (ii) the occurrence of an Event of Default in consequence of which Capital elects to accelerate the maturity and payment of the Obligations; and (iii) termination of this Agreement pursuant to Section 3 hereof. At its option, Capital may debit such amounts, which amounts shall thereupon constitute Obligations hereunder and shall thereafter accrue interest at the rate then provided under this Agreement. Interest shall at all times be charged on a minimum principal amount of $4,000,000.00, even in the event that the principal amount outstanding is less than $4,000,000.00.

                  2.3.3 COSTS, FEES AND CHARGES. Capital may collect a "late charge" equal to five percent (5%) of any installment of interest or principal, or of any taxes, assessments and insurance paid by Capital which is not paid or reimbursed by the Borrower within ten (10) days of the due date thereof to cover the extra expense involved in handling such delinquent payment. All costs, fees charges and Capital Expenses payable pursuant to this Agreement shall be payable by Borrower as and when incurred, to Capital. At its option, Capital may debit such amounts, which amounts shall thereupon constitute Obligations hereunder and shall thereafter accrue interest at the rate then provided under this Agreement.

                  2.3.4 OTHER OBLIGATIONS. The balance of the Obligations requiring the payment of money, if any, shall be payable by Borrower to Capital as and when provided in this Agreement, if no date of payment is otherwise specified in the Loan Documents, ON DEMAND.

                  2.3.5 INTEREST RATES. All Obligations owed by Borrower to Capital shall bear interest, on the average Daily Balance owing, at a rate equal to the Margin (as defined on Schedule 1) plus the Prime Rate (the "Governing Rate"). Upon and after the occurrence of an Event of Default and during the continuation thereof, all Obligations owed by Borrower to Capital shall, at the election of Capital, without constituting a waiver of any such Event of Default, bear interest on the average Daily Balance owing, at the rate of eighteen percent (18%) per annum. All interest chargeable under this Agreement shall be computed on the basis of a three hundred sixty (360) day year for actual days elapsed.

                        2.3.5.1 MAXIMUM INTEREST. Regardless of any provision contained in this Agreement or any other agreement or document executed in connection herewith, in no contingency or event whatsoever shall the aggregate of all amounts that are contracted for, charged or received by Capital pursuant to the terms of this Agreement or any other Loan Documents and that are deemed interest under applicable law exceed the highest rate permissible under any applicable law. No agreements, conditions, provisions or stipulations contained in this Agreement or any of the other Loan Documents or the exercise by Capital of the right to accelerate the payment or the maturity of all or any portion of the Obligations, or the exercise of any option whatsoever contained in any of the Loan Documents, or the prepayment by Borrower of any of the Obligations, or the occurrence of any contingency whatsoever, shall entitle Capital to charge or receive in any event, interest or any charges, amounts premiums or fees deemed interest by applicable law (such interest, charges, amounts, premiums and fees referred to herein collectively as "Interest") in excess of the maximum rate allowable under applicable law and in no event shall Borrower be obligated to pay Interest exceeding such maximum rate, and all agreements, conditions or stipulations, if any, which may in any event or


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contingency whatsoever operate to bind, obligate or compel Borrower to pay
Interest exceeding the maximum rate allowable under applicable law shall be without binding force or effect, at law or in equity, to the extent only of the excess of Interest over such maximum rate. If any Interest is charged or received in excess of the maximum rate allowable under applicable law ("Excess"), Borrower acknowledges and stipulates that any such charge or receipt shall be the result of an accident and bona fide error, and such Excess, to the extent received, shall be applied first to reduce the principal Obligations and the balance, if any, returned to Borrower, it being the intent of the parties hereto not to enter into a usurious or otherwise illegal relationship. The right to accelerate the maturity of any of the Obligations does not include the right to accelerate any interest that has not otherwise accrued on the date of such acceleration, and Capital does not intend to collect any unearned interest in the event of any such acceleration. Borrower recognizes that, with fluctuations in the rates of interest set forth in Section 2 of this Agreement and the maximum rate of interest allowable under applicable law, such an unintentional result could inadvertently occur. All monies paid to Capital hereunder or under any other Loan Documents, whether at maturity or by prepayment, shall be subject to any rebate of unearned interest as and to the extent required by applicable law. By the execution of this Agreement, Borrower covenants that (i) the credit or return of any Excess shall constitute the acceptance by Borrower of such Excess, and (ii) Borrower shall not seek or pursue any other remedy, legal or equitable, against Capital, based in whole or in part upon contracting for, charging or receiving any Interest in excess of the maximum rate allowable under applicable law. For the purpose of determining whether or not any Excess has been contracted for, charged or received by Capital, all interest at any time contracted for, charged or received from Borrower in connection with this Agreement and any other agreement or document executed in connection herewith, any of the Loan Documents shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread in equal parts throughout the full term of the Obligations. Borrower and Capital shall, to the maximum extent permitted under applicable law, (i) characterize any non-principal payment as an expense, fee or premium rather than as Interest and (ii) exclude voluntary prepayments and the effects thereof. The provisions of this Section shall be deemed to be incorporated into every Loan Document (whether or not any provision of this Section is referred to therein). All such Loan Documents and communications relating to any Interest owed by Borrower and all figures set forth therein shall, for the sole purpose of computing the extent of Obligations, be automatically recommitted by Borrower, and by any court considering the same, to give effect to the adjustments or credits required by this Section.

                  2.3.5.2 PAYMENT OF INTEREST. In the event that the Prime Rate announced is, from time to time hereafter, changed, adjustment in the rate of interest payable by Borrower shall be made as of 12:01 a.m. on the first (1st) day of the calendar month following such change and shall be based on the Prime Rate in effect as of the last day of the immediately preceding calendar month. All interest payable by Borrower shall be due and payable on the first (1st) day of each calendar month during the term of this Agreement and Capital shall, at its option, charge such interest and any and all Capital Expenses to Borrower's loan account with Capital, which amounts shall thereupon constitute Obligations hereunder and shall thereafter accrue interest at the rate then provided under this Agreement.

                  2.3.6 BORROWING BASE CERTIFICATE AND AUTHORIZATIONS. Concurrent with the execution of this Agreement by Borrower and concurrent with each request for an advance pursuant to


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Section 2.1, but at least on once during each Reporting Period (as defined on
Schedule 1) during the term of this Agreement, Borrower shall deliver to Capital a fully completed Borrowing Base Certificate certified by the Chief Executive Officer or Chief Financial Officer of Borrower as being true and correct. Concurrent with the delivery of the Borrowing Base Certificate, Borrower shall provide a written report to Capital of all returns and all material disputes and claims, together with sales and other reports relating to the Accounts and Inventory as required by Capital. If Borrower fails to deliver to Capital the Borrowing Base Certificate on the date when due, then notwithstanding any of the provisions contained in Section 2.1 or in any other Loan Document to the contrary, Capital shall not make any advances to Borrower until the Borrowing Base Certificate is delivered to Capital. Notwithstanding the foregoing, after the initial Term of this Agreement, no Borrowing Base Certificate will be required. At such time, the Borrower is to provide EDI transmissions of all invoices relating to the Eligible Accounts for which the Borrower will be seeking funding. In the event that the Borrower fails to provide the EDI transmissions, then the Borrower will be required to provide Borrowing Base Certificates to Capital, as provided above. Capital is hereby authorized to make the loan and the extensions of credit provided for in this Agreement based upon telecopied or other instructions and transaction reports received from any one of the authorized personnel of Borrower identified on EXHIBIT B, or, at the discretion of Capital, if such extensions of credit are necessary to satisfy any Obligations of Borrower to Capital. Although Capital shall make a reasonable effort to determine the person's identity, Capital shall not be responsible for determining the authenticity of any such telecopied instructions and Capital may act on the instructions of anyone it perceives to be one of the authorized personnel identified on EXHIBIT B.

                  2.3.7 COLLECTIONS. Borrower shall instruct all of its account debtors to make payments to the Lock Box. Capital or Capital's designee may, at any time, notify customers or account debtors of Borrower that the Accounts have been assigned to Capital and that Capital has a security interest therein. Capital will endeavor to provide notice to Borrower after the notification of customers or account debtors by Capital, but the failure to provide such notice shall not affect the right of Capital to give such notice and to collect such Accounts. Capital may at any time confirm the validity and/or amount of the Accounts, collect them directly, and charge the collection costs and expenses to Borrower's loan account, but, unless and until Capital does so or gives Borrower other written instructions, the collection of the Accounts shall be made in accordance with the terms and conditions of this Agreement. The parties acknowledge and agree that Borrower and Capital shall notify Emery of the assignment of Borrower's Accounts to Capital, and that Capital will verify the Borrower's billings to Emery prior to any funding of advances under this Agreement. All invoices issued by Borrower to Emery shall contain a notice, in form satisfactory to Capital, that all payments are to be made directly to Capital, and are payable to Capital only. Borrower agrees that all payments received by Borrower in connection with the Accounts and any other Collateral shall be held in trust for Capital as Capital's trustee. The receipt of any wire transfer of funds, check, or other item of payment by Capital shall be applied to conditionally reduce Borrower's Obligations, but shall not be considered a payment on account unless such wire transfer is of immediately available federal funds and is made to the appropriate deposit account of Capital or unless and until such check or other item of payment is honored when presented for payment. The receipt of any wire transfer, check or other item of payment by Capital shall be deemed to have been paid to Capital within the Collection Day Period (as defined on Schedule 1) after the date Capital actually receives possession of such wire transfer of funds, check or other item of payment.

                  2.3.8 MONTHLY STATEMENTS. Capital shall render monthly statements of the Obligations owing by Borrower to Capital, including statements of all principal, interest, and Capital Expenses owing, and such statements shall be conclusively presumed to be correct and accurate and constitute an account stated between Borrower and Capital unless, within thirty (30) days after receipt thereof by Borrower, Borrower shall deliver to Capital, by registered or certified mail, at Capital's address indicated in Section 13, written objection thereto specifying the error or errors, if any, contained in any such statement and Capital in its good faith discretion determines such exceptions are accurate and makes an appropriate adjustment. In the event that Borrower fails to receive such monthly statement for a particular month, Borrower hereby agrees and acknowledges that it shall likewise be obligated to notify Capital in writing no later than 45 days from the end of each such month. If Borrower fails to so notify Capital of same then said monthly statement shall be deemed to have been sent and delivered to Borrower and shall be final and conclusive on Borrower. At Capital's request, Borrower shall execute and deliver to Capital from time to time, promissory notes in form and content satisfactory to Capital to evidence the balances owing in Borrower's Loan Account, but notwithstanding any such request for or delivery of such notes, such statements of account shall be prima facie evidence of the loans and, to the extent intended by Capital to be included therein, other Obligations owing to Capital by Borrower.

                  2.3.9 FEES AND REIMBURSEMENT OF EXPENSES

                        A. FEES. Borrower will pay to Capital those fees set forth on Schedule 1.

                        B. Borrower shall reimburse Capital for all reasonable costs and expenses incurred in connection with examinations and appraisals of Borrower's books, records and assets and such other matters as Capital shall deem reasonable and appropriate.

                        C. If, at any time or times regardless of whether or not an Event of Default then exists, Capital incurs legal or accounting expenses or any other costs or out-of-pocket expenses in connection with the loan transaction described herein, including, without limitation: (i) the negotiation and preparation of any amendment of or modification of this Agreement or any of the other Loan Documents; (ii) the administration of this Agreement or any of the other Loan Documents and the transactions contemplated hereby and thereby, including, without limitation, those items described in C above; (iii) any litigation, contest, dispute, suit, proceeding or action (whether instituted by Capital; Borrower or any other person) in any way relating to the Collateral, this Agreement or any of the other Loan Documents or Borrower's affairs; (iv) any attempt to enforce any rights of Capital against Borrower or any other person which may be obligated to Capital by virtue of this Agreement or any of the other Loan Documents, including any account debtor or guarantor of Borrower's Obligations; (v) any consultations regarding this Agreement or any other Loan Documents or preparation therefore, or the financing extended hereunder or (vi) any attempt to inspect, verify, protect, preserve, perfect or continue the perfection of Capital's liens upon, restore, collect, sell, liquidate or otherwise dispose of or realize upon the Collateral; then all such legal and accounting expenses, other reasonable costs and out-of-pocket expenses of Capital shall be charged to Borrower. Some of the above charges may also be described in Section 4.2. All amounts chargeable to Borrower under this Section 2.3.9C shall be Obligations secured by all of the Collateral, shall be payable on demand to Capital, and shall bear interest from the date such demand is made until paid in full at the rate applicable to the Daily Balance from time to time.

                        D. Borrower shall pay to Capital, ON DEMAND, any and all reasonable fees, costs or expenses which Capital pays to a bank or other similar institution arising out of or in connection with (i) the forwarding to Borrower or any other person or entity on behalf of Borrower, by Capital, of proceeds of advances made by Capital to Borrower pursuant to this Agreement and (ii) the depositing for collection, by Borrower, of any check or item of payment received or delivered to Capital on account of the Obligations.

                        E. In the event of the existence of an Over Advance, the Borrower shall pay to Capital an Over Advance Fee of .0685 % of the amount of the Over Advance for each day that the Over Advance is outstanding. Nothing provided herein shall constitute a consent by Capital to such Over Advance.

                  2.3.10 APPLICATION OF PAYMENTS AND COLLECTIONS. Borrower irrevocably waives the right to direct the application of any and all payments and collections at any time or times hereafter received by Capital from or on behalf of Borrower, and Borrower does hereby irrevocably agree that Capital shall have the continuing exclusive right to apply and reapply any and all such payments and collections received at any time or times hereafter by Capital or its agent against the Obligations, in such manner as Capital may deem advisable. If as the result of collections of Borrower's advances and Accounts a credit balance exists in the Loan Account, such credit balance shall not accrue interest in favor of Borrower, but shall be available to Borrower at any time or times for so long as no Default or Event of Default exists.

                  2.3.11 ALL ADVANCES TO CONSTITUTE ONE OBLIGATION. The advances shall constitute one general Obligation of Borrower, and shall be secured by Capital's lien upon all of the Collateral.

                  2.3.12 LOAN ACCOUNT. Capital shall establish an account on its books (the "Loan Account") and shall enter all advances as debits to the Loan Account and shall also record in the Loan Account all payments made by Borrower on any Obligations and all proceeds of Collateral which are finally paid to Capital, and may record therein, in accordance with customary accounting practice, other debits and credits, including interest and all charges and expenses properly chargeable to Borrower.

      3     TERM AND PREPAYMENT

            3.1   TERM.

                  A. The Agreement will have a term equal to the Term.

                  B. Notwithstanding the Term, upon the occurrence of an Event of Default, Capital may terminate this Agreement without notice. In addition, should either Capital or Borrower become insolvent or is unable to meet its debts as they mature, then the other party shall have the right to terminate this Agreement at any time without notice. On the date of a termination by Borrower or Capital, all Obligations shall become immediately due and payable without notice or demand and shall be paid to Capital in cash or by a wire transfer of immediately available funds.

                  C. When Capital has received payment and performance in full of all Obligations and an acknowledgment from Borrower that it is no longer entitled to request any advances from Capital under this Agreement, Capital shall execute a termination of all security interests given by Borrower to Capital, upon the execution and delivery of general releases by Borrower, any guarantor or surety of Borrower's Obligations to Capital.

      4     CREATION OF SECURITY INTEREST

            4.1 GRANT OF SECURITY INTEREST. Borrower hereby grants to Capital a continuing security interest in all presently existing and hereafter acquired or arising Collateral in order to secure prompt repayment of any and all Obligations owed by Borrower to Capital and in order to secure prompt performance by Borrower of each and all of its covenants and obligations under this Agreement and otherwise created. Capital's security interest in the Collateral shall attach to all Collateral without further act on the part of Capital or Borrower. In the event that any Collateral, including proceeds, is evidenced by or consists of Negotiable Collateral, Borrower shall, immediately upon written request therefore from Capital, endorse and assign such Negotiable Collateral over to Capital and deliver actual physical possession of the Negotiable Collateral to Capital.

            4.2 RIGHT TO EXAMINE AND INSPECT. In order to verify the validity of any Borrowing Base Certificate, Borrower shall, upon the request of Capital, promptly furnish Capital with copies of Borrower's purchase orders, sales journals, invoices, chattel paper, customer's purchase orders, or the equivalent, and original shipping or delivery receipts for all Inventory purchased and goods sold, and Borrower shall warrant the genuineness thereof. In addition, Capital shall be entitled to conduct from time to time during the term of this Agreement, examinations of Borrower's Books, business operations and Inventory and to check and test the same as to quality, quantity, value and condition. Borrower shall pay to Capital all costs and expenses incurred by Capital in connection with such examinations, including examination costs, travel, etc., and $800.00 per man day for such examinations and inspections, and the amount charged shall be deemed included in the "Obligations" when incurred, and shall thereafter accrue interest at the rate then provided under this Agreement. So long as there is no Event of Default hereunder, Borrower shall only be responsible for payment of four (4) examinations per year. After the occurrence of an Event of Default, Borrower shall be responsible for payment of the cost of all examinations.

            4.3 SETOFF. All sums at any time standing to the Borrower's credit on the Capital's books and all of the Borrower's property at any time in the Capital's possession, or upon or in which Capital has a lien or security interest shall be security for all Obligations. In addition to and not in limitation of the above, with respect to any deposits or property of the Borrower in Capital's possession or control, now or in the future, Capital shall have the right to setoff all or any portion thereof, at any time, against any Obligations hereunder, even though unmatured, without prior notice or demand to the Borrower.

            4.4 CONTINUATION OF SECURITY INTEREST. Notwithstanding termination of this Agreement, until all Obligations, contingent or otherwise, have been fully repaid and performed, Capital shall retain its security interest in all presently owned and hereafter arising or acquired Collateral, and Borrower shall continue to immediately deliver to Capital, in kind, all collections received respecting the Accounts.

            4.5 PERFECTION OF SECURITY INTEREST. Borrower shall execute and deliver to Capital, concurrent with Borrower's execution of this Agreement, and at any time or times hereafter at the request of Capital, all financing statements, continuation financing statements, security agreements, assignments, endorsements, affidavits, reports, notices, schedules of accounts, letters of authority and all other documents that Capital may reasonably request, in form satisfactory to Capital, to perfect and maintain perfected Capital's security interests in the Collateral and in order to fully consummate all of the transactions contemplated under this Agreement.

            4.6 ACCESS TO BORROWER'S BOOKS. Capital (through any of its officers, employees or agents) shall have the right, at any time or times hereafter, during Borrower's usual business hours, or during the usual business hours of any third party having control over the records of Borrower, to inspect and verify Borrower's Books in order to verify the amount or condition of, or any other matter relating to, the Collateral and Borrower's financial condition.

            4.7 POWER OF ATTORNEY. Borrower hereby irrevocably makes, constitutes and appoints Capital (and any of Capital's officers, employees or agents designated by Capital) as Borrower's true and lawful attorney with power:

                  A. Upon Borrower's failure or refusal to comply with its undertakings contained in Section 4.5, to sign the name of Borrower on any of the documents described in that section or on any other similar documents which need to be executed, recorded and/or filed in order to perfect or continue perfected Capital's security interest in the Collateral;

                  B. To endorse Borrower's name on any checks, notes, acceptances, money orders, drafts or other forms of payment or security that may come into Capital's possession;

                  C. To sign Borrower's name on drafts against account debtors, on schedules and assignments of Accounts, on notices to account debtors, on any invoice or bill of lading relating to any Account;

                  D. After the occurrence of an Event of Default, to notify the post office authorities to change the address for delivery of Borrower's mail to an address designated by Capital, to receive and open all mail addressed to Borrower, and to retain all mail relating to the Collateral and forward, within two (2) business days of Capital's receipt thereof, all other mail to Borrower;

                  E. To send requests for verification of Accounts, and to contact account debtors in any other manner in order to verify the Accounts.

                  F. To do all things necessary to carry out this Agreement.

            The appointment of Capital as Borrower's attorney, and each and every one of Capital's rights and powers, being coupled with an interest, are irrevocable so long as any Accounts in which Capital has a security interest remain unpaid and until all of the Obligations have been fully paid and performed. The Borrower ratifies and approves all acts of the attorney. Neither Capital nor its employees, officers or agents shall be liable for any acts or omissions or for any error in judgment or mistake of fact or law made in good faith except for gross negligence or willful misconduct. Capital may file one or more financing statements disclosing Capital's security interest without the Borrower's signature appearing thereon.

            4.8 SALE OF INVENTORY. Until the occurrence of an Event of Default by Borrower under this Agreement, Borrower may, subject to the provisions hereof and consistent herewith, sell or lease the Inventory, but only in the ordinary course of Borrower's business. A sale or lease of Inventory in Borrower's ordinary course of business does not include an exchange or a transfer in partial or total satisfaction of a debt owing by Borrower, nor does it include an exchange for less than reasonably equivalent value.

      5     CONDITIONS PRECEDENT AND SUBSEQUENT

            5.1 CONDITIONS PRECEDENT. As conditions precedent to any advances by Capital hereunder or any other Loan Documents, Borrower shall execute and deliver, or cause to be executed and delivered, to Capital, in form and substance satisfactory to Capital and its counsel, the following:

                  A. Financing statements (form UCC-1) in form satisfactory for filing and recording with the appropriate governmental authorities.

                  B. Certified extracts from the minutes of the meetings of Borrower's members authorizing the borrowings and the granting of the security interest provided for herein and authorizing specific officers to execute and deliver the agreements provided for herein.

                  C. A certified copy of Borrower's Certificate of Formation and any amendments thereto, a certificate of good standing showing that Borrower is in good standing under the laws of the State of its formation and certificates indicating that Borrower has qualified to transact business and is in good standing in any other state in which the conduct of its business or its ownership of property requires that it be so qualified.

                  D. UCC searches, tax lien and litigation searches, fictitious business statement filings, insurance certificates, notices or other similar documents which Capital may require and in such form as Capital may require, in order to reflect, perfect or protect the priority of Capital's security interests in the Collateral and in order to fully consummate all of the transactions contemplated under this Agreement.

                  E. Prior to any funding requested hereunder, a fully completed Borrowing Base Certificate, dated as of the date of any requested funding, and certified as being true and correct by the Chief Executive Officer or Chief Financial Officer.

                  F. A separate fidelity guaranty, in a form acceptable to Capital in its sole discretion, duly executed and delivered by each of the Fidelity Guarantors, respectively, to Capital.

                  G. Evidence satisfactory to Capital that Borrower has obtained insurance policies or binders, with such insurers and in such amounts as may be acceptable to Capital, respecting the tangible personal property comprising the Collateral and naming Capital as a loss payee on a lender's loss payee endorsement acceptable to Capital in its sole discretion.

                  H. Evidence satisfactory to Capital that Borrower has, after request from Capital, obtained business interruption insurance and any insurance maintained on Borrower's Accounts, with such insurers and in such amounts as may be acceptable to Capital, covering and naming Capital as a loss payee on a lender's loss payee endorsement acceptable to Capital in its sole discretion.

                  I. Evidence satisfactory to Capital, in its sole discretion, that Borrower has recorded fictitious business name statements in the appropriate governmental offices regarding all of the trade names used by Borrower in its business.

                  J. The Loan Documents.

                  K. A legal opinion from Borrower's outside counsel in form and content acceptable to Capital.

                  L. Landlord Waivers for all of Borrower's Manalapan, New Jersey location.

                  M. Copies of Borrower's most recent quarterly and annual statements filed with the Securities and Exchange Commission ("SEC").

                  N. Such other matters set forth on Schedule 1.

      6.    BORROWER'S REPRESENTATIONS AND WARRANTIES
            Borrower makes the following representations and warranties which shall be deemed to be continuing representations and warranties so long as any credit hereunder shall be available and until the Obligations have been repaid in full:

            6.1   EXISTENCE AND RIGHTS.

                  A. The chief executive office of Borrower is at the address specified on Schedule 1;

                  B. Borrower is an entity described on Schedule 1 duly organized and existing under the laws of the State of Incorporation (as defined on Schedule 1) and is qualified and licensed to do business and is in good standing in any state in which the conduct of its business or its ownership of property requires that it be so qualified;

                  C. Borrower has the right and power to enter into this Agreement and each of the other Loan Documents;

                  D. Borrower has the power, authority, rights and franchises to own its property and to carry on its business as now conducted;

                  E. Borrower has no investment in any other business entity.

            6.2 AGREEMENT AUTHORIZED. The execution, delivery and performance by Borrower of this Agreement and each of the other Loan Documents: (a) have been duly authorized and do not require the consent or approval of any governmental body or other regulatory authority; and (b) shall not constitute a breach of any provision contained in Borrower's Articles of Incorporation or Bylaws.

            6.3 BINDING AGREEMENT. This Agreement is the valid, binding and legally enforceable obligation of Borrower in accordance with its terms.

            6.4 NO CONFLICT. The execution, delivery and performance by Borrower of this Agreement and each of the other Loan Documents: (a) shall not constitute an event of default under any agreement, indenture or undertakings to which Borrower is a party or by which it or any of its property may be bound or affected; (b) are not in contravention of or in conflict with any law or regulation; and (c) do not cause any lien, charge or other encumbrance to be created or imposed upon any such property by reason thereof other than the security interests granted to Capital in the Collateral.

            6.5 LITIGATION. Except as set forth on EXHIBIT C, there are no actions or proceedings pending by or against Borrower or any guarantor of Borrower before any court or administrative agency, and Borrower has no knowledge or belief of any pending, threatened or imminent litigation, governmental investigations or claims, complaints, actions or prosecutions involving Borrower or any guarantor of Borrower, except for ongoing collection matters in which Borrower is the plaintiff and except as heretofore disclosed, in writing, to Capital. Borrower is not in default with respect to any order, writ, injunction, decree or demand of any court or any governmental or regulatory authority.

            6.6 FINANCIAL CONDITION. All monthly financial statements which have been delivered by Borrower to Capital have been prepared in accordance with GAAP, unless otherwise stated therein, and fairly and reasonably present Borrower's financial condition in all material respects as of the dates thereof. All other financial statements and information relating to Borrower which have been delivered by Borrower to Capital have been prepared in accordance with GAAP, unless otherwise stated therein, and fairly and reasonably present Borrower's financial condition as of the dates thereof. There has been no material adverse change in the financial condition of Borrower since the date of the most recent of such financial statements submitted to Capital. Borrower has no knowledge of any liabilities, contingent or otherwise, which are not reflected in such financial statements and information, except for trade payables incurred in the ordinary course of Borrower's business, and as set forth on EXHIBIT F, and Borrower has not entered into any special commitments or contracts which are not reflected in such financial statements or information which may have a materially adverse effect upon Borrower's financial condition, operations or business as now conducted.

            6.7 TAX STATUS. Borrower has no liability for any delinquent state, local or federal taxes.

            6.8 TITLE TO ASSETS. Borrower has good title to its assets and the same are not subject to any liens or encumbrances other than those permitted by
Section 6.11A.

            6.9 TRADEMARKS AND PATENTS. Borrower, as of the date hereof, possesses all necessary trademarks, trade names, copyrights, patents, patent rights and licenses to conduct its business as now operated, without any known conflict with the valid trademarks, trade names, copyrights, patents and license rights of others.

            6.10 ENVIRONMENTAL QUALITY. Borrower has in the past and is currently in compliance with any and all federal, state and local statutes, laws and regulations concerning the preservation of the environment and the use and disposal of hazardous and toxic materials and substances. Borrower is not aware that it is under investigation by any state or federal agency designed to enforce any of such laws or regulations.

            6.11 ACCOUNTS, GENERAL INTANGIBLES AND NEGOTIABLE COLLATERAL.

                  A. Borrower has good and marketable title to the Accounts, the General Intangibles and the Negotiable Collateral, free and clear of liens, claims, security interests, or encumbrances (except as held by Capital, and except as may be specifically consented to, in advance and in writing, by Capital); at the time of their assignment to Capital the Accounts will be bona fide existing obligations created by the sale or lease of goods or the rendition of services to account debtors in the ordinary and usual course of business and will be owed to Borrower without any known defenses, disputes, offsets or counterclaims, or any rights of return or cancellation; Borrower shall have received no notice of actual or imminent bankruptcy or insolvency of any account debtor at the time the Account due from such account debtor is created; and in accordance with prudent credit policies, the account debtor shall be able to timely discharge all of its indebtedness to Borrower;

                  B. Borrower shall deliver to Capital, as Capital may from time to time require, original delivery receipts, time cards, weekly summaries, customer's purchase orders, shipping instructions, bills of lading and other documentation respecting shipment arrangements as applicable to each purchase by Borrower of an Account. Absent such a request by Capital, copies of all such documentation shall be held by Borrower as custodian for Capital;

                  C. At the time each Eligible Account is assigned to Capital, such Eligible Account will be due and payable in accordance with the terms set forth in Section 1.14, or on such other terms approved, in writing, by Capital in advance of the creation of such Account, and such terms shall be expressly set forth on the face of the invoice for such Account. No Eligible Account will be past due at the time it is assigned to Capital.

            6.12 INVENTORY AND EQUIPMENT.

                        A. The Inventory and Equipment are currently located only at the locations identified on EXHIBIT E ;

                        B. All Inventory is now and at all times hereafter shall be of good and merchantable quality, free from defects;

                        C. The Inventory and Equipment are and shall remain free from all liens, claims, encumbrances, and security interests (except as held by Capital, and except as may be specifically consented, in advance and in writing, by Capital and listed on Schedule 1);

                        D. The Inventory is not now stored with a bailee, warehouseman or similar party; and

                        E. Borrower currently keeps correct and accurate records itemizing and describing the kind, type, quality and quantity of the Inventory, and its cost therefore.

            6.13 BROKERS There has been no mortgage or loan broker in connection with this loan transaction other than as set forth on Schedule 1, and the Borrower agrees to indemnify and hold the Lender harmless from any claim of compensation payable to any mortgage or loan broker in connection with this loan transaction.

            6.14 COMPLIANCE WITH LAWS. Borrower is in compliance with all laws, rules and regulations applicable to its business, including without limitation, equal employment, fair labor practices and similar laws.


      7     BORROWER'S AFFIRMATIVE COVENANTS

            Borrower covenants and agrees that so long as any credit hereunder shall be available and until the Obligations have been repaid in full, unless Capital shall otherwise consent in writing, Borrower shall do all of the following:

            7.1 ASSIGNMENT SCHEDULES AND INVOICES. At the time of each assignment of Accounts to Capital, Borrower shall deliver to Capital: (1) an assignment schedule of all Accounts created by Borrower since the delivery of the immediately preceding assignment schedule required hereunder; (2) copies of invoices evidencing such sales and provision of labor and shipping evidence or proofs of delivery relating thereto as applicable to each sale which results in an Account; and (3) such other documentation as Capital may request from time to time including but not limited to Borrower's proof of verification on each invoice.

            7.2 RIGHTS AND FACILITIES. Borrower shall maintain and preserve all rights, franchises and other authority adequate for the conduct of its business. Borrower shall also maintain its properties, equipment and facilities in good order and repair and conduct its business in an orderly manner without voluntary interruption and maintain and preserve its existence.

            7.3 LOCATION OF INVENTORY AND EQUIPMENT. The Inventory and Equipment shall be located only at locations listed on EXHIBIT E or such other locations as shall have been approved by Capital.

            7.4 INVENTORY RECORDS. Borrower shall keep correct and accurate records itemizing and describing the kind, type, quality and quantity of the Inventory, and its cost thereof, all of which records shall be available upon demand to any of Capital's officers, agents and employees for inspection and copying.

            7.5 INSURANCE. Borrower, at its expense, shall keep and maintain its assets insured against loss or damage by fire, theft, explosion, sprinklers and all other hazards and risks ordinarily insured against by other owners who use such properties in similar businesses for the full insurable value thereof. Borrower shall deliver to Capital certified copies of such policies of insurance and evidence of the payments of all premiums therefore. Borrower shall also keep and maintain business interruption, public liability, and property damage insurance relating to Borrower's ownership and use of the Inventory, the Equipment and its other assets. All such policies of insurance shall be in such form, with such companies, and in such amounts as may be satisfactory to Capital. All such policies of insurance (except those of public liability and property damage) shall contain an endorsement in a form satisfactory to Capital showing Capital as a loss payee thereof, and all proceeds payable thereunder shall be payable to Capital and, upon receipt by Capital, shall be applied on account of the Obligations owing to Capital. To secure the payment of the Obligations, Borrower grants Capital a security interest in and to all such policies of insurance (except those of public liability and property damage) and the proceeds thereof, and Borrower shall direct all insurers under such policies of insurance to pay all proceeds thereof directly to Capital. In addition, the Borrower shall maintain worker's compensation insurance in accordance with applicable law. Capital shall be named as certificate holder on such policies.

            7.6 NOTICE OF LITIGATION. If at any time during the term of this Agreement any litigation, governmental investigations or claims, complaints, actions or prosecutions involving Borrower or any guarantor of Borrower shall be commenced or threatened, Borrower shall immediately notify Capital in writing of such event.

            7.7 SUBMISSION OF RECORDS AND REPORTS.

                  A. Borrower shall execute and deliver to Capital within five
(5) days after the end of each month during the term of this Agreement, reflecting the status as of the end of each month, certified by the Chief Executive Officer or Chief Operating Officer of Borrower as being true and correct, (i) a current detailed aging, by total and by customer, of Borrower's Accounts, (ii) a current detailed aging, by total and by vendor, of Borrower's accounts payable and (iii) a Compliance Certificate in the form of EXHIBIT D from the Chief Executive Officer or Chief Operating Officer of Borrower certifying that no Event of Default currently exists under this Agreement, all of which shall be set forth in a form and shall contain such information as is acceptable to Capital;

                  B. Borrower shall promptly supply Capital with such other information concerning its affairs as Capital may request from time to time hereafter, and shall promptly notify Capital of any material adverse change in Borrower's financial condition and of any condition or event which constitutes a breach of, or an event which constitutes an Event of Default under, this Agreement.

            7.8 TAXES. All assessments and taxes, whether real, personal or otherwise, due or payable by, or imposed, levied or assessed against Borrower or any of its property shall be paid in full, before delinquency or before the expiration of any extension period, unless being contest in good faith, and, in the event of taxes and/or assessments in excess of $10,000.00 being contested in good faith, sufficient reserves shall have been deposited with Capital for the payment of such taxes and/or assessments. Borrower shall make due and timely payment or deposit of all federal, state and local taxes, assessments or contributions required of it by law, and will execute and deliver to Capital, on demand, appropriate certificates attesting to the payment or deposit thereof. Borrower will make timely payment or deposit of all F.I.C.A. payments and withholding taxes required of it by applicable laws, and will furnish Capital with proof satisfactory to Capital indicating that Borrower has made such payments or deposits.

            7.9 FINANCIAL STATEMENTS.

                  A. Borrower shall maintain a standard and modern system of accounting in accordance with GAAP with ledger and account cards and/or computer tapes, discs, printouts, and records pertaining to the Collateral which contain information as may from time to time be requested by Capital. Borrower shall not modify or change its method of accounting or enter into, modify or terminate any agreement presently existing, or at any time hereafter entered into with any third party accounting firm and/or service bureau for the preparation and/or storage of Borrower's accounting records without said accounting firm and/or service bureau agreeing to provide to Capital information regarding the Collateral and Borrower's financial condition. Borrower agrees to permit Capital and any of its employees, officers or agents, upon demand, during Borrower's usual business hours, or the usual business hours of third persons having control thereof, to have access to and examine all of Borrower's Books relating to the Collateral, the Obligations, Borrower's financial condition and the results of Borrower's operations, and, in connection therewith, permit Capital or any of its agents, employees or officers to copy and make extracts therefrom.

                  B. For each of Borrower's fiscal years during the term of this Agreement,

Borrower shall deliver to Capital:

                        (i) within the Monthly Reporting Period (as defined on
Schedule 1), a statement of the financial condition of Borrower for such monthly period on a Monthly Reporting Level (as defined on Schedule 1), including, but not limited to, a balance sheet, a profit and loss statement, and a cash flow statement, and any other report requested by Capital relating to the Collateral and the financial condition of Borrower, and a certificate signed by the Chief Executive Officer or Chief Operating Officer of Borrower, to the effect that all statements and reports delivered or caused to be delivered to Capital under this subsection, fairly and thoroughly present the financial condition of Borrower, are true and correct as of the last day of the immediately preceding calendar month and that there exists on the date of delivery to Capital no condition or event which constitutes an Event of Default under this Agreement or which, with the giving of notice or the passage of time or both, would constitute an Event of Default under this Agreement;

                        (ii) within the Quarterly Reporting Period (as defined on Schedule 1), a statement of the financial condition of Borrower for such fiscal quarter, on a Quarterly Reporting Level (as defined on Schedule 1) basis, including, but not limited to, a balance sheet, a profit and loss statement, and a cash flow statement, and any other report requested by Capital relating to the Collateral and the financial condition of Borrower, and a certificate signed by the Chief Executive Officer or Chief Operating Officer of Borrower, to the effect that all reports, statements, computer disc or tape files, printouts, runs, or other computer prepared information of any kind or nature relating to the foregoing or documents delivered or caused to be delivered to Capital under this subsection, fairly and thoroughly present the financial condition of Borrower and that there exists on the date of delivery to Capital no condition or event which constitutes an Event of Default under this Agreement or which, with the giving of notice or the passage of time or both, would constitute an Event of Default under this Agreement;

                        (iii) within the Annual Reporting Period (as defined on
Schedule 1), a statement of the financial condition of Borrower for such fiscal year, on an Annual Reporting Level (as defined on Schedule 1) basis, including, but not limited to, a balance sheet, a profit and loss statement, and a cash flow statement, and any other report requested by Capital relating to the Collateral and the financial condition of Borrower, and a certificate signed by the Chief Executive Officer or Chief Operating Officer of Borrower, to the effect that all reports, statements, computer disc or tape files, printouts, runs, or other computer prepared information of any kind or nature relating to the foregoing or documents delivered or caused to be delivered to Capital under this subsection, fairly and thoroughly present the financial condition of Borrower and that there exists on the date of delivery to Capital no condition or event which constitutes an Event of Default under this Agreement or which, with the giving of notice or the passage of time or both, would constitute an Event of Default under this Agreement.

            7.10 FINANCIAL COVENANTS. Borrower shall maintain at all times during the term of this Agreement the Financial Covenants set forth on Schedule 1.

            7.11 TAX RETURNS. Borrower shall deliver to Capital copies of each of Borrower's future federal and state income tax returns, and any amendments thereto, within fifteen (15) calendar days following the filing thereof with the Internal Revenue Service and with the appropriate state offices. Upon the written request of Capital, Borrower further agrees to promptly deliver to Capital copies of all receipts issued to Borrower for the payment of federal and state withholding taxes required of it.

            7.12 PAYMENT OF DEBTS. Borrower shall be at all times hereafter solvent and able to pay its debts (including trade debts) as they mature.

            7.13 COMPLIANCE WITH ENVIRONMENTAL LAWS. Borrower shall comply with any and all federal, state and local statutes, laws and regulations concerning the preservation of the environment and the use and disposal of hazardous and toxic materials and substances.

            7.14 REIMBURSEMENT FOR CAPITAL EXPENSES. Upon the demand of Capital, Borrower shall immediately reimburse Capital for all sums expended by Capital which constitute Capital Expenses, and Borrower hereby authorizes and approves all advances and payments by Capital for items constituting Capital Expenses.

            7.15 CHANGE IN STOCK OWNERSHIP. Borrower will notify Capital of any change in the stock ownership of Borrower which involves any one person or entity, individually or beneficially, owning forty nine percent (49%) or more of the capital stock of Borrower.

      8     BORROWER'S NEGATIVE COVENANTS

            Borrower covenants and agrees that so long as any credit hereunder shall be available and until the Obligations have been repaid in full, unless Capital shall otherwise consent in writing, Borrower shall not do any of the following:

            8.1 RELOCATE OF CHIEF EXECUTIVE OFFICE. Borrower will not, without thirty (30) days prior written notification to Capital, relocate its chief executive office.

            8.2 AGREEMENTS WITH ACCOUNT DEBTORS. After an Event of Default hereunder, no discount, credit or allowance shall be granted by Borrower to any account debtor and no return of merchandise shall be accepted by Borrower without Capital's consent. Capital may, after an Event of Default, settle or adjust disputes and claims directly with account debtors for amounts and upon terms which Capital considers advisable, and in such cases, Capital will credit Borrower's account with only the net amounts received by Capital in payment of such disputed Accounts, after deducting all Capital Expenses incurred or expended in connection therewith.

            8.3 STORAGE OF INVENTORY. The Inventory shall not at any time or times hereafter be stored with a bailee, warehouseman or similar party without Capital's prior written consent, and, in such event, Borrower will, concurrent therewith, cause any such bailee, warehouseman or similar party to issue and deliver to Capital, in a form acceptable to Capital, warehouse receipts in Capital's name evidencing the storage of the Inventory.

            8.4 BUSINESS STRUCTURE AND OPERATIONS. Borrower shall not, without Capital's prior written consent:

                  A. Sell, lease, or otherwise dispose of, move, relocate (except in connection with a relocation of Borrower's business facility) or transfer, whether by sale or otherwise, any of Borrower's assets, except sales of Inventory in the ordinary and usual course of Borrower's business as presently conducted;

                  B. Change Borrower's name or form of entity, or add any new fictitious name;

                  C. Acquire, merge or consolidate with or into any other business organization, provided, however, that Borrower may acquire other businesses and pay or promise to pay consideration in connection with such acquisitions so long as such acquisitions are asset acquisitions and so long as such acquisitions are legal and binding and provide that Borrower will own the assets of the business(es) purchased, free and clear of all liens and encumbrances, and so long as the assets acquired by Borrower will be subject only to Capital's first priority perfected security interest, and so long as any notes or other obligations of Borrower in connection with such acquisition are subject and subordinate to the interests of Capital, upon terms and conditions acceptable to Capital, and so long as there is no Event of Default under this Agreement and so long as the entering into of such acquisition does not create an Event of Default hereunder, and so long as Borrower is in compliance with any of the terms and conditions of this Agreement, including, without limitation, all covenants set forth herein, and so long as Capital is provided with copies of all acquisition documents, prior to the acquisitions, and an opinion of counsel, to be delivered prior to the acquisitions, opining to such matters as may be reasonably required by Capital.

                  D. Enter into any transaction not in the ordinary and usual course of Borrower's business;

                  E. Guarantee or otherwise become in any way liable with respect to the obligations of any third party except by endorsement of instruments or items of payment for deposit to the general account of Borrower or which are transmitted or turned over to Capital;

                  F. Make any change in the Borrower's financial structure or in any of its business objectives, purposes or operations which could adversely affect the ability of Borrower to repay the Obligations;

                  G. Incur any debts outside the ordinary and usual course of Borrower's business in excess of $1,000,000.00, in the aggregate on an annual, non-cumulative basis, so long as such debts are subject and subordinate to the interests of Capital, upon terms and conditions acceptable to Capital;

                  H. Make any advance or loan to any person or entity in excess of $25,000.00 in the aggregate on an annual, non-cumulative basis;

                  I. Prepay any existing indebtedness owing to any third party;

                  J. Cause, permit or suffer any change, direct or indirect, in Borrower's capital ownership which will result in any one person or entity, individually or beneficially, owning forty nine percent (49%) or more of the capital stock of Borrower;


                  K. Make any distribution or declare or pay any dividends (in cash or in stock) on, or purchase, acquire, redeem or retire any of its common stock, of any class, whether now or hereafter outstanding, in excess of $250,000.00 in the aggregate on an annual, non-cumulative basis, and provided, further that making such distributions, dividends, purchases, acquisitions, redemptions or retirement does not create an Over Advance or an Event of Default;

                  L. Suspend or go out of business;

                  M. Make any loans, advances, intercompany transfers or cash flow between the Borrower and any subsidiary, related entity or affiliate of the Borrower or with any company that has common officers or directors with the Borrower;

                  N. Cause, permit or suffer any change, in the employment of either Joseph J. Raymond or Michael A. Maltzman, such that either or both cease to be employed by Borrower in capacities similar to those in effect as of the date of this Agreement.

            8.5   ERISA.

                  A. If applicable, no employee benefit plan established or maintained by the Borrower (including any multiemployer plan to which the Borrower contributes) which is subject to Part 3 of Subtitle B or Title I of ERISA had a material accumulated funding deficiency (as such term is defined in Section 302 of ERISA) as of the last day of the most recent fiscal year of such plan ended prior to the date hereof, or would have had an accumulated funding deficiency (as so defined) on such day if such year were the first year of such plan to which Part 3 of Subtitle B of Title I of ERISA applied, and no material liability to the Pension Benefit Guaranty Corporation, has been or is expected by the Borrower to be, incurred with respect to any such plan by the Borrower.

                  B. The Borrower is not required to contribute to or is not contributing to a "Multiemployer Pension Plan" (as such term is defined in the Multiemployer Pension Plan Amendments Act of l980). The Borrower has no "withdrawal liability" (as also defined in such Act) to any multiemployer pension plan, nor has any reportable event referred to in section 4043(b) of the Employee Retirement Income Security Act of 1974 ("ERISA") occurred that has resulted or could result in liability of the Borrower; and the Borrower does not have any reason to believe that any other event has occurred that has resulted or could result in liability of the Borrower as set forth above.

                  C. Borrower shall not withdraw from participation in, permit the termination or partial termination of, or permit the occurrence of any other event with respect to any deferred compensation plan maintained for the benefit of Borrower's employees under circumstances that could result in liability to the Pension Benefit Guaranty Corporation, or any of its successors or assigns, or to any entity which provides funds for such deferred compensation plan.

                  D. Borrower shall not withdraw from any multi-employer plan described in Section 4001(a)(3) of ERISA which covers Borrower's employees.

      9.    EVENTS OF DEFAULT

            Any one or more of the following events shall constitute an Event of Default by Borrower under this Agreement:

            9.1 FAILURE TO PAY OBLIGATIONS. If Borrower fails to pay when due and payable or when declared due and payable all or any portion of the Obligations owing to Capital (whether of principal, taxes, reimbursement of Capital Expenses, or otherwise);

            9.2 FAILURE TO PERFORM. If Borrower fails or neglects to perform, keep or observe any term, provision, condition, covenant, agreement, warranty or representation contained in this Agreement, in any of the other Loan Documents, or in any other present or future agreement between Borrower and Capital;

            9.3 INACCURATE INFORMATION. If any representation, statement, report, or certificate made or delivered by Borrower, or any of its officers, employees or agents, to Capital is not true and correct, in any material respect, including, but not limited to, any Borrowing Base Certificate delivered to Capital pursuant to this Agreement;

            9.4 THIRD PARTY CLAIM. If all or a material portion of Borrower's assets are attached, seized, subjected to a writ or distress warrant, or are levied upon, or come into the possession of any Judicial Officer or Assignee;

            9.5 IMPAIRMENT. If there is a material impairment of the prospect of repayment of all or any portion of the Obligations owing to Capital or a material impairment of the value or priority of Capital's security interests in the Collateral;

            9.6 VOLUNTARY INSOLVENCY PROCEEDING. If an Insolvency Proceeding is commenced by Borrower;

            9.7 INVOLUNTARY INSOLVENCY PROCEEDING. If an Insolvency Proceeding is commenced against Borrower;

            9.8 INTERRUPTION OF BUSINESS. If Borrower is enjoined, restrained or in any way prevented by court order from continuing to conduct all or any material part of its business affairs;

            9.9 GOVERNMENTAL LIEN. If a notice of lien, levy or assessment is filed of record with respect to any or all of Borrower's assets by the United States Government, or any department, agency or instrumentality thereof, or by any state, county, municipal or other governmental agency, or if any tax or debt owing at any time hereafter to any one or more of such entities becomes a lien, whether choate or otherwise, upon any or all of the Borrower's assets and the same is not paid on the payment date thereof;

            9.10 LIENS. If a judgment or other claim becomes a lien or encumbrance upon all or a material portion of Borrower's assets;

            9.11 DEFAULT IN AGREEMENT WITH THIRD PARTY. If there is a default, after the expiration of all applicable cure periods, in any loan agreement, mortgage, indenture or other material agreement to which Borrower is a party with third parties, and Capital determines that such default shall have a materially adverse effect on Borrower's business or the prospects for repayment of the Obligations;

            9.12 MISREPRESENTATION. If any misrepresentation exists now or hereafter in any warranty or representation made to Capital by Borrower or any officer or director of Borrower, or if any such warranty or representation is withdrawn by Borrower or by any officer or director of Borrower;

            9.13 IMPAIRMENT OF GUARANTY. If any guarantor of Borrower's indebtedness to Capital dies, terminates its guaranty, defaults in the payment or performance of any obligations of guarantor owing to Capital, or becomes the subject of an Insolvency Proceeding;

            9.14 REPORTABLE EVENT UNDER ERISA. If any reportable event, which Capital determines, in its sole and absolute discretion, will have a material adverse effect on the financial condition of Borrower or which Capital determines constitutes grounds for the termination of any deferred compensation plan by the Pension Benefit Guaranty Corporation or for the appointment by the appropriate United States District Court of a trustee to administer any such plan, shall have occurred and be continuing thirty (30) days after written notice of such determination shall have been given to Borrower by Capital, or any such Plan shall be terminated within the meaning of Title IV of ERISA, or a trustee shall be appointed by the appropriate United States District Court to administer any such plan, or the Pension Benefit Guaranty Corporation shall institute proceedings to terminate any plan and in case of any event described in this Section 9.14, the aggregate amount of the Borrower's liability to the Pension Benefit Guaranty Corporation under Sections 4062, 4063 or 4064 of ERISA shall exceed five percent (5%) of Borrower's Tangible Net Worth; or

            9.15 WITHDRAWAL FROM MULTI-EMPLOYER PLAN. Borrower shall have withdrawn from a multi-employer plan described in Section 4001(a)(3) of ERISA and incurs withdrawal liability as a result thereof.

            9.16 SEC ACTION. In the event that the SEC or any state securities authority takes or threatens to take any action against the Borrower, and in the case of the voluntary rescission offer commenced by Borrower in June 2000 only, in the event that the SEC or any state securities authority takes or threatens to take any action against the Borrower, which would have a materially adverse effect on Borrower's business, the ability of Borrower's common stock to be traded on NASDAQ, or the prospects for the repayment of the Obligations.

            9.17 BREACH OF THE TERMS OF DEBENTURES. In the event that Borrower breaches the terms of those certain 6% Convertible Debentures due December 1, 2005 or any other debentures of Borrower.

      10    CAPITAL'S RIGHTS AND REMEDIES

            10.1 REMEDIES. Upon the occurrence of an Event of Default by Borrower under this Agreement, Capital may, at its election, without notice of its election and without demand, do any one or more of the following, all of which are authorized by Borrower:

                  A. Declare all Obligations, whether arising pursuant to this Agreement or otherwise, immediately due and payable;

                  B. Cease advancing money or extending credit to or for the benefit of Borrower under this Agreement or under any other agreement between Borrower and Capital;

                  C. Terminate this Agreement and any of the other Loan Documents as to any future liability or obligation of Capital, but without affecting Capital's rights and security interest in the Collateral and without affecting the Obligations owing by Borrower to Capital;

                  D. Capital or Capital's designee may notify customers, account debtors or lessees of Borrower that the Accounts have been assigned to Capital and that Capital has a security interest therein, collect them directly, and charge the collection costs and expenses to Borrower's loan account;

                  E. Without notice to or demand upon Borrower or any Guarantor, make such payments and do such acts as Capital considers necessary or reasonable to protect its security interest in the Collateral. Borrower agrees to assemble the Collateral if Capital so requires, and to make the Collateral available to Capital as Capital may designate. Borrower authorizes Capital to enter the premises where the Collateral is located, take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest or compromise any encumbrance, charge or lien which in the opinion of Capital appears to be prior or superior to its security interest and to pay all expenses incurred in connection therewith;

                  F. Capital is hereby granted a license or other right to use, without charge, Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale and selling any Collateral and Borrower's rights under all licenses, and all franchise agreements shall insure to Capital's benefit;

                  G. Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale and sell (in the manner provided for herein) the Collateral;

                  H. Sell the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms. It is not necessary that the Collateral be present at any such sale;

                  I. In connection with any such sale, the standard of commercial reasonableness will be deemed satisfied if Capital does the following:

                        (i) LOCATION OF SALE(S). The sale(s) may be conducted at Borrower's premises, Capital's premises, the premises of any third party located in or adjacent to any county in which any of the collateral is located, or any other location which Capital believes is reasonably convenient to potential purchasers. The selection of any such location(s) shall be in the sole and absolute discretion of Capital.

                        (ii) NOTICE OF SALE. Capital shall give notice of the disposition of the Collateral as follows:

                                    (a) Capital  shall give  Borrower and each
holder of a security interest in the Collateral who has filed with Capital a written request for notice, a notice in writing of the time and place of public sale, or, if the sale is a private sale or some other disposition other than a public sale is to be made of the Collateral, the time on or after which the private sale or other disposition is to be made;

                                    (b) The notice shall be personally
delivered or mailed, postage prepaid, to Borrower as provided in Section 13, at least ten (10) calendar days before the date fixed for the sale, or at least ten
(10) calendar days before the date on or after which the private sale or other disposition is to be made, unless the Collateral is perishable or threatens to decline speedily in value. Notice to persons other than Borrower claiming an interest in the Collateral shall be sent to such addresses as they have furnished to Capital;

                                    (c) If the  sale is to be a  public  sale,
Capital shall also give notice of the time and place by publishing a notice one time at least ten (10) calendar days before the date of the sale in a newspaper of general circulation in the county in which the sale is to be held;

                  J. Capital may credit bid and purchase at any public sale;

                  K. Borrower shall pay all Capital Expenses incurred in connection with Capital's enforcement and exercise of any of its rights and remedies as herein provided, whether or not suit is commenced by Capital;

                  L. Any deficiency which exists after disposition of the Collateral as provided above will be paid immediately by Borrower. Any excess will be returned, without interest and subject to the rights of third parties, to Borrower by Capital.

            10.2 CUMULATIVE RIGHTS. Capital's rights and remedies under this Agreement and all other agreements shall be cumulative. Capital shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by Capital of one right or remedy shall be deemed an election, and no waiver by Capital of any default on Borrower's part shall be deemed a continuing waiver. No delay by Capital shall constitute a waiver, election or acquiescence by it.

      11    TAXES AND EXPENSES REGARDING THE COLLATERAL

            If Borrower fails to pay any monies (whether taxes, assessments, insurance premiums, or otherwise) due to third persons or entities, or fails to make any deposits or furnish any required proof of payment or deposit, all as required under the terms of this Agreement, then Capital may, to the extent that it determines in its sole discretion that such failure by Borrower could have a material adverse change on Capital's interests in the Collateral, in its discretion and without prior notice to Borrower, (i) make payment of the same or any part thereof; (ii) set up such reserves in Borrower's loan account as Capital deems necessary to protect Capital from the exposure created by such failure; or (iii) both. Any amounts paid or deposited by Capital shall constitute Capital Expenses, shall be immediately charged to Borrower's loan account and become additional Obligations owing to Capital, shall bear interest at the applicable rate set forth in Section 2.3.5, and shall be secured by the Collateral. Any payments made by Capital shall not constitute: (i) an agreement by Capital to make similar payments in the future, or (ii) a waiver by Capital of any Event of Default under this Agreement. Capital need not inquire as to, or contest the validity of, any such expense, tax, security interest, encumbrance or lien, and the receipt of the usual official notice for the payment thereof shall be conclusive evidence that the same was validly due and owing.

      12    WAIVERS

            12.1 APPLICATION OF PAYMENTS. Borrower waives the right to direct the application of any and all payments at any time or times hereafter received by Capital on account of any Obligations owed by Borrower to Capital, and Borrower agrees that Capital shall have the continuing exclusive right to apply and reapply such payments in any manner as Capital may deem advisable, notwithstanding any entry by Capital upon its books.

            12.2 DEMAND, PROTEST, DEFAULT, ETC. Except as otherwise provided herein, Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of nonpayment at maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, documents, instruments, chattel paper, and guarantees at any time held by Capital on which Borrower may in any way be liable.

            12.3 MAINTENANCE OF COLLATERAL. So long as Capital complies with its obligations, if any, under Section 9-207 of the Code, Capital shall not in any way or manner be liable or responsible for: (a) the safekeeping of the Inventory and/or Equipment; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (c) any diminution in the value thereof; or
(d) any act or default of any carrier, warehouseman, bailee, forwarding agency or other person whomsoever.

All risk or loss, damage or destruction of the Inventory and Equipment shall be borne by Borrower.

            12.4 CONFIDENTIAL RELATIONSHIP. Borrower waives the right to assert a confidential relationship, if any, it may have with any accounting firm and/or service bureau in connection with any information requested by Capital pursuant to or in accordance with this Agreement, and agrees that Capital may contact directly any such accounting firm and/or service bureau in order to obtain such information.

            13    NOTICES

            Unless otherwise specifically provided herein, all notices and service of any process shall be in writing addressed to the respective party as set forth below and may be personally served, telecopied or sent by overnight courier service or United States mail and shall be deemed to have been given:
(a) if delivered in person, when delivered; (b) if delivered by telecopy, on the date of transmission if confirmed and if transmitted on a Business Day before 4:00 p.m. (eastern standard time) or, if not, on the next succeeding Business Day; (c) if delivered by overnight courier, two days after delivery to such courier properly addressed; or (d) if by U.S. Mail, four Business Days after depositing in the United States mail, with postage prepaid and properly addressed.

            If to Borrower:   At the address specified on Schedule 1


            If to Capital:    CAPITAL TEMPFUNDS, INC.,
                              c/o Capital Factors, Inc., Servicing Agent
                              1799 W. Oakland Park Blvd.
                              Fort Lauderdale, FL  33311
                              Attn: James Rothman
                              Senior Vice President
                              Telecopier Number (954) 730-2947

            With a copy to:   Michael G. Levine, Esq.
                              Senior Vice President
                              Capital Factors, Inc.
                              120 E. Palmetto Park Road
                              Boca Raton, FL 33432
                              Telecopier Number (561) 347-9916

                                       and

                              Gary M. Krasna, Esq.
                              Gary M. Krasna, P.A.
                              1900 Corporate Boulevard, N.W.
                              Suite 301W
                              Boca Raton, Florida 33431

                              Telecopier Number (561) 995-7775

                  The parties hereto may change the address at which they are to receive notices and the telecopier number at which they are to receive telecopies hereunder, by notice in writing in the foregoing manner given to the other.

      14    DESTRUCTION OF BORROWER'S DOCUMENTS

            Any documents, schedules, invoices or other papers delivered to Capital may be destroyed or otherwise disposed of by Capital four (4) months after they are delivered to or received by Capital, unless Borrower requests, in writing, the return of the said documents, schedules, invoices or other papers and makes arrangements, at Borrower's expense, for their return.

      15    CHOICE OF LAW, FORUM SELECTION.

      (a) This Agreement has been negotiated, executed and delivered at and shall be deemed to have been made in Charlotte, North Carolina and the validity, construction, interpretation and enforcement, as well as the rights of the parties hereunder and relating to the Collateral, shall be determined under, governed by and construed in accordance with the laws of the State of North Carolina; PROVIDED, however, that if any of the Collateral shall be located in any jurisdiction other than North Carolina, the laws of such jurisdiction shall govern the method, manner and procedure for foreclosure of Capital's security interest upon such Collateral and the enforcement of Capital's other remedies in respect of such Collateral to the extent that the laws of such jurisdiction are different from or inconsistent with the laws of North Carolina.

      (b) As part of the consideration for new value received, and regardless of any present or future domicile or principal place of business of Borrower or Capital, Borrower hereby consents and agrees that the State Courts of the State of North Carolina, located in Charlotte, North Carolina, or, at Capital's option, the United States District Court for the Western District of North Carolina, Charlotte Division, shall have jurisdiction to hear and determine any claims or disputes between Borrower and Capital pertaining to this Agreement or to any matter arising out of or related to this Agreement. Borrower expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such Court, and Borrower hereby waives any objection which Borrower may have based upon lack of personal jurisdiction, improper venue or FORUM NON CONVENIENS and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such Court. Borrower hereby waives personal service of the summons, complaint and other process issued in any such action or suit and agrees that service of such summons, complaint and other process may be made by registered or certified mail addressed to Borrower at the address set forth in this Agreement and that service so made shall be deemed completed upon the earlier of Borrower's actual receipt thereof or 3 days after deposit in the U.S. mails, proper postage prepaid. Nothing in this Agreement shall be deemed or operate to affect the right of Capital to serve legal process in any other manner permitted by law, or to preclude the enforcement by Capital of any judgment or order obtained in such forum or the taking of any action under this Agreement to enforce same in any other appropriate forum or jurisdiction.

      16    CONCERNING REVISED ARTICLE 9 OF THE UNIFORM COMMERCIAL CODE. The
parties acknowledge and agree to the following provisions of this Agreement in anticipation of the possible application, in one or more jurisdictions to the transactions contemplated hereby, of the revised Article 9 of the Uniform Commercial Code in the form or substantially in the form approved by the American Law Institute and the National Conference of Commissioners on Uniform State Law and contained in the 1999 Official Text of the Uniform Commercial Code ("REVISED ARTICLE 9").

                  a. ATTACHMENT. In applying the law of any jurisdiction in which Revised Article 9 is in effect, the Collateral is substantially all assets of the Borrower, whether or not within the scope of Revised Article
      9. The Collateral shall include, without limitation, the following categories of assets as defined in Revised Article 9: goods (including inventory and any accessions thereto), equipment, instruments (including promissory notes), documents, accounts (including health-care-insurance receivables), chattel paper (whether tangible or electronic), deposit accounts, letter-of-credit rights (whether or not the letter of credit is evidenced by a writing), commercial tort claims, securities and all other investment property, general intangibles (including payment intangibles and software), supporting obligations and any and an proceeds of any thereof, wherever located, whether now owned and hereafter acquired. If the Borrower shall at any time, whether or not Revised Article 9 is in effect in any particular jurisdiction, acquire a commercial tort claim, as defined in Revised Article 9, the Borrower shall immediately notify Capital in a writing signed by the Borrower of the brief details thereof and grant to Capital in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance satisfactory to Capital.

                  b. PERFECTION BY FILING. Capital may at any time and from time to time, pursuant to the provisions of Section 4.7, file financing statements, continuation statements and amendments thereto that describe the Collateral as all assets of the Borrower or words of similar effect and which contain any other information required by Part 5 of Revised
      Article 9 for the sufficiency or filing office acceptance of any financing statement, continuation statement or amendment, including whether the Borrower is an organization, the type of organization and any organization identification number issued to the Borrower. The Borrower agrees to furnish any such information to Capital promptly upon request. Any such financing statements, continuation statements or amendments may be signed by Capital on behalf of the Borrower, as provided in Section 4.7, and may be filed at any time in any jurisdiction whether or not Revised Article 9 is then in effect in that jurisdiction.

                  c. OTHER PERFECTION, ETC. The Borrower shall at any time and from time to time, whether or not Revised Article 9 is in effect in any particular jurisdiction, take such steps as Capital may reasonably request for Capital (a) to obtain an acknowledgment, in form and substance satisfactory to Capital, of any bailee having possession of any of the Collateral that the bailee holds such Collateral for Capital, (b) to obtain "control" of any investment property, deposit accounts, letter-of-credit rights or electronic chattel paper (as such terms are defined in Revised Article 9 with corresponding provisions in Rev. Sections 9-104, 9-105, 9106 and 9-107 relating to what constitutes "control" for such items of Collateral), with any agreements establishing control to be in form and substance satisfactory to Capital, and (c) otherwise to insure the continued perfection and priority of Capital's security interest in any of the Collateral and of the preservation of its rights therein, whether in anticipation and following the effectiveness of Revised Article 9 in any jurisdiction.

                  d. SAVINGS CLAUSE. Nothing contained in this Article 16 shall be construed to narrow the scope of Capital's security interest in any of the Collateral or the perfection or priority thereof or to impair or otherwise limit any of the rights, powers, privileges or remedies of Capital hereunder except (and then only to the extent) mandated by Revised
      Article 9 to the extent then applicable.

                  17.   GENERAL PROVISIONS

                        17.1 REPRESENTATIONS AND WARRANTIES REPEATED. Each representation, warranty and agreement contained in this Agreement shall be automatically deemed repeated with each advance and shall be conclusively presumed to have been relied on by Capital regardless of any investigation made or information possessed by Capital. The warranties, representations and agreements set forth herein shall be cumulative and in addition to any and all other warranties, representations and agreements which Borrower shall give, or cause to be given, to Capital, either now or hereafter.

                        17.2 BINDING AGREEMENT. This Agreement shall be binding and deemed effective when executed by Borrower and accepted and executed by Capital.

                        17.3 RIGHT TO GRANT PARTICIPATIONS. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; PROVIDED, HOWEVER , that Borrower may not assign this Agreement or any rights hereunder without Capital's prior written consent and any prohibited assignment shall be absolutely void. No consent to an assignment by Capital shall release Borrower from its Obligations to Capital. Capital may assign this Agreement and its rights and duties hereunder. Capital reserves the right to sell, assign, transfer, negotiate or grant participations in all or any part of, or any interest in, Capital's rights and benefits hereunder.

                        17.4 INDEMNIFICATION. In consideration of the execution and delivery of this Agreement and the extension of financial accommodations by Capital to Borrower pursuant to this Agreement, Borrower agrees to indemnify, save, exonerate, and hold Capital, and each of the officers, directors, employees and agents of Capital (herein collectively called the "Indemnitees" and individually called an "Indemnitee") free and harmless from and against any and all actions, claims, causes of action, suits, losses, liabilities, damages, and expenses, including, without limitation, reasonable attorneys' fees (including allocated costs for in-house legal services provided and attorneys' fees in all bankruptcy proceedings) and disbursements (herein collectively called the "Indemnified Liabilities"), which may be incurred by or asserted against the Indemnitees or any Indemnitee as a result of, or arising out of, or relating to, or in connection with, any investigation, litigation, or proceeding related to any use made or proposed to be made by Borrower of the proceeds of any advance or loan made hereunder, or the consummation of the transactions contemplated hereby, whether or not any such Indemnitee is a party thereto, and, if and to the extent that the foregoing undertaking may be unenforceable for any reason, Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities as is permissible under applicable law.

                              If any action, suit, or proceeding arising from
any of the foregoing is brought against Capital, or any Indemnitee or affiliate of an Indemnitee indemnified or intended to be indemnified pursuant to this
Section 17.4, Borrower, to the extent and in the manner directed by the Indemnitee or intended Indemnitee, shall resist and defend such action, suit, or proceeding or cause the same to be resisted and defended by counsel designated by Borrower (which counsel shall be reasonably satisfactory to the Indemnitee or intended Indemnitee). Each Indemnitee shall use its best efforts to cooperate in the defense of any such action, writ, or proceeding. Borrower shall have no obligation to any Indemnitee under this Section 16.4 to the extent that the Indemnified Liabilities resulted from the gross negligence or willful misconduct on the part of any Indemnitee. The Obligations of Borrower under this Section
16.4 shall survive the termination of this Agreement and the discharge of the Borrower's other Obligations hereunder.

                        17.5 TAX INDEMNIFICATION. The Borrower agrees to pay and save Capital harmless against any liability for payment of any state documentary stamp taxes, intangible taxes or similar taxes (including interest or penalties, if any) which may now or hereafter be determined to be payable in respect to the execution, delivery or recording of any Loan Document or the making of any advance, whether originally thought to be due or not, and regardless of any mistake of fact or law on the part of Capital or the Borrower with respect to the applicability of such tax. The provisions of this section shall survive payment in full of the Obligations and termination of this Agreement.

                        17.6 SECTION HEADINGS. Section headings and section numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each section applies equally to this entire Agreement.

                        17.7 INTERPRETATION. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against Capital or Borrower, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties hereto.

                        17.8 SEVERABILITY. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

                        17.9 MODIFICATION AND MERGER. This Agreement cannot be changed or terminated orally. All prior agreements, understandings, representations, warranties and negotiations, if any, are merged into this Agreement.

                        17.10 COMPLIANCE. The Borrower, for and in consideration of the making of the loan described herein and future advance funding, agree if requested by Capital or its counsel, Borrower will fully cooperate and execute and/or re-execute any document or documents due to clerical errors, scrivener's errors or relating to additional matters due to receipt and review of miscellaneous required items post closing, or otherwise on any or all of the closing documentation for the loan if deemed necessary, using reasonable discretion of Capital and its counsel.

                        17.11 CAPITAL'S COUNSEL. In the event that Capital has utilized counsel in connection with the closing of the transaction described in this Agreement, such counsel ("Capital Counsel") has (1) prepared certain documents relating to the Loan, including, among other documents, this Agreement; (2) examined such documents as Capital Counsel deemed necessary in connection with this transaction; and (3) supervised the closing of the Loan. Capital Counsel's fee for providing these services is stated on the Loan Closing Statement. These legal services have been performed on behalf of Capital and NOT on behalf of Borrower, and Capital Counsel's fees are being reimbursed to Lender by Borrower.

                        17.12 JURY TRIAL. CAPITAL, THE BORROWER AND THE GUARANTORS ACKNOWLEDGE THAT THE TRANSACTIONS AND MATTERS SET FORTH IN THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS ARE COMPLEX IN NATURE AND THAT ANY LITIGATION ARISING THEREFROM WOULD BE MOST APPROPRIATELY, ECONOMICALLY AND SPEEDILY RESOLVED BY A NON-JURY TRIAL. THE BORROWER, CAPITAL AND THE GUARANTORS THEREFOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT THAT THEY MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION, DIRECTLY OR INDIRECTLY, BASED ON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENTS OR THE LOANS AND FACILITIES CONTEMPLATED HEREBY, OR IN ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER WRITTEN OR ORAL) OR ACTIONS OR OMISSIONS OF ANY PARTY TO THIS AGREEMENT. THIS PROVISION IS A MATERIAL INDUCEMENT FOR CAPITAL'S ENTERING INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. BORROWER AND CAPITAL EACH WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OF THE LOAN DOCUMENTS.

                        17.13 AUTOMATIC RELIEF FROM STAY AND OTHER BANKRUPTCY WAIVERS. THE BORROWER AGREES THAT IF ANY PROCEEDING IS COMMENCED UNDER TITLE 11 OF THE UNITED STATES

CODE RELATIVE TO IT, CAPITAL SHALL BE AUTOMATICALLY ENTITLED TO IMMEDIATE RELIEF FROM STAY UNDER 11 U.S.C. SS.362 WITHOUT ESTABLISHING EQUITY OR NEED OR LACK OF NEED FOR THE PROPERTY SECURING THE LOANS OR CAUSE OR LACK OF CAUSE, AND THE BORROWER HEREBY CONSENTS TO SUCH RELIEF, IT BEING EXPRESSLY ACKNOWLEDGED THAT THIS PROVISION WAS SPECIFICALLY NEGOTIATED AND CONSTITUTES A MATERIAL INDUCEMENT TO CAPITAL ENTERING INTO THIS AGREEMENT AND MAKING FINANCIAL AND OTHER ACCOMMODATIONS AND ADDITIONAL ADVANCES CONTEMPLATED HEREIN.



            IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective on the date first set forth above.

            Witnesses:                    STRATUS SERVICES GROUP, INC.


            ________________________      By: /s/ JOSEPH J. RAYMOND
                                            -----------------------

            ________________________      Its: PRESIDENT & CEO
                                               -------------------

                                          CAPITAL TEMPFUNDS, INC.


            __________________________    By: GARY S. KRASNA
                                              --------------

            __________________________    Senior Vice President



            STATE OF                  )
                                      ) SS:
            COUNTY OF                 )

            The foregoing instrument was acknowledged before me this 8th day of December, 2000 by Joseph J. Raymond as President of STRATUS SERVICES GROUP, INC., a Delaware corporation, on behalf of the corporation. He [ ] is personally known to me or [X] has produced satisfactory evidence, as identification.

                                    LOAN K. CRANE
                                    -------------
                                    Notary Public,

                                    My Commission Expires: 12/22/00
                                    Print Name: Loan K. Crane
                                    Commission Number: 1120554
                                              [NOTARIAL SEAL]



            STATE OF                  )
                                      ) SS:
            COUNTY OF                 )

            The foregoing instrument was acknowledged before me this ____ day of December, 2000 by ____________________, as Senior Vice President of CAPITAL TEMPFUNDS, INC., a North Carolina corporation, on behalf of the corporation. He [ ] is personally known to me or [ ] has produced
________________________________, as identification.


                              _____________________________________
                              Notary Public,
                              My Commission Expires:
                              Print Name: _________________________
                              Commission Number:_________________
                                          [NOTARIAL SEAL]

                                   SCHEDULE 1

            1. "Term Days" as referred to in Section 1.11 means 60 days from invoice date.

            2. "Past Due Days" as referred to in Section 1.11 means 90 days from invoice date for all Accounts with the exception of Consolidated Edison, Inc. ("Con Ed"), and means 120 days from invoice date for Con Ed.

            3. "Cross Aging Percentage" as referred to in Section 1.11 means
            50%.

            4. "Fidelity Guarantor" and "Fidelity Guarantors" as referred to in
            Section 1.14 means:

                        Mr. Joseph J. Raymond

            5. "Lock Box" as referred to in Section 1.23 means:
                  Operations Center
                  Post Office Box 601699
                  Charlotte, NC  28260-1699

            6. "Maximum Credit Line" as referred to in Section 1.25 means TWELVE MILLION DOLLARS ($12,000,000.00).

            7. INTENTIONALLY OMITTED

            8. "Term" as referred to in Section 1.33 means sixty (60) days from the date hereof. The Term shall thereafter be automatically renewed (a "Renewal Term") for successive periods of sixty (60) days unless terminated by either party as set forth below, which termination shall be effective upon the effective date of termination set forth in the notice described below, which shall be not less than sixty
            (60) days from the date such notice is sent as provided in Section
            13. Notice of such termination shall be effectuated by the mailing of a certified letter, return receipt requested, not less than sixty
            (60) days immediately prior to the effective date of such termination, addressed to the other party in the manner and the address referred to in Section 13.

            9. "Advance Percentage" as referred to in Section 2.1 means eighty-five percent (85%).

            10. "Margin" as referred to in Section 2.3.5 means one and one-half percent (1.5%). The Governing Rate on the date hereof is equal to eleven percent (11%) (The Margin plus the Prime Rate).

            11. "Reporting Period" as referred to in Section 2.3.6 means week.

            12. "Collection Day Period" as referred to in Section 2.3.7 means 3 days.

            13. The Borrower will pay the following fees to Capital, which fees shall be fully earned when due and shall not be refundable to the Borrower in any event:

            a. LOAN ADMINISTRATION FEE. Borrower will pay Capital a Loan Administration Fee in the amount of $1000.00 per month during the term of this Agreement. The initial payment shall be due on the date hereof, and subsequent payments shall be due on the first calendar day of every month thereafter.

            b. FACILITY FEE. Borrower will pay Capital a Facility Fee in the amount of $120,000.00 which shall be payable as follows:

            (a). $100,000.00 upon the date hereof; and
            (b). $20,000.00 when the total of all Obligations exceeds $10,000,000.00.

      In the event that the Term is extended beyond the original Term, no additional Facility Fee shall be payable unless the Term is extended beyond one (1) year from the date hereof, in which case there shall be a renewal fee of one (1) percent of the Maximum Credit Line which shall be payable upon the anniversary of the execution of this Agreement.

            14. The Borrower's chief executive office, as referred to in Section 6.1A is:

                  500 Craig Road, #201
                  Manalapan, NJ  07726
                                      --

            15. The Borrower is a ___X__corporation, _____limited liability company _______limited partnership ______general partnership ______sole proprietor, for the purposes of Section 6.1 B (check one)

            16. "State of Incorporation" as referred to in Section 6.1 B. is Delaware.

            17. The Inventory and the Equipment may be subject to the following liens and encumbrances:

            a. Sun Financial Group, Inc., #1884680, 1/22/99, Lease on Computer Equipment
            b. Gatx Technology Services Corporation, #1879782, 1/5/99, Lease on Computer Software

NOTE: As to the interest listed above, the listing thereof in this Loan and Security Agreement shall not, in any manner whatsoever, be deemed to be an acknowledgement by Capital as to the perfection, priority, validity or enforceability thereof.

            18. "Broker" as referred to in Section 6.13 is none.

            19. "Monthly Reporting Period" as referred to in Section 7.9 B. (i) means thirty (30) days after the end of each month.

            20. "Monthly Reporting Level" as referred to in Section 7.9 B. (i) means: internally prepared financial statements certified by Borrower's management.

            21. "Quarterly Reporting Period" as referred to in Section 7.9 B.
(ii) means forty-five (45) days after the end of each fiscal quarter.

            22. "Quarterly Reporting Level" as referred to in Section 7.9 B.
(ii) means: internally prepared financial statements certified by Borrower's management.

            23. "Annual Reporting Period" as referred to in Section 7.9 B. (iii) means ninety (90) days after the end of each of the Borrower's fiscal years.

            24. "Annual Reporting Level" as referred to in Section 7.9 B. (iii) means Audited financial statements prepared by a Certified Public Accountant acceptable to Capital.

            25. The Borrower shall at all times maintain the following financial covenants:

1. Borrower's total Obligations under the Agreement shall not exceed six (6) times the Borrower's Tangible Net Worth.

            26. Notices to the Borrower under Section 13 shall be sent to:

            If to Borrower:         STRATUS SERVICES GROUP, INC.
                                    500 Craig Road, #201
                                    Manalapan, NJ  07726
                                    Attn: Michael A. Maltzman
                                    Telecopier Number (732) 866-0063

            27. The following additional terms and conditions are made a part of this Agreement:

                  a. Sections 1.14 (d) is deleted in its entirety, and the following is substituted in its place:
                  "(d) Accounts with respect to which the account debtor is the United States or any department, agency or instrumentality of the United States; PROVIDED, HOWEVER, that an Account shall not be deemed ineligible by reason of this clause (d) if the aggregate amount of such Accounts does not exceed five percent (5%) of the total of Borrower's Accounts outstanding, or in the event aggregate amount of such Accounts does exceed five percent (5%) of the total of Borrower's Accounts outstanding, that Borrower has completed all of the steps necessary, in the sole opinion of Capital, to comply with the Federal Assignment of Claims Act of 1940 (31 U.S.C. ss.3727) with respect to such Account;"

                  b.    The following is added as Section 6.14:

                        "6.14 SECURITIES COMPLIANCE The Borrower is in compliance with all federal and state laws and regulations with respect to the issuance of securities, including but not limited to, disclosure and reporting obligations and all other matters relative thereto."

                  c.    The following is added at the end of Section 7.9:

                        "C. The Borrower will provide to Capital, promptly upon receipt thereof, copies of any reports submitted by independent certified public accountants in connection with examination of the financial statements of the Borrower or any subsidiary or any Guarantor made by such accountants.

                        D. The Borrower will provide to Capital, promptly after the furnishing thereof, copies of any statement or report furnished to any other party pursuant to the terms of any indenture, loan, credit or similar agreement and not otherwise required to be furnished to Capital.

                        E. The Borrower will provide to Capital, promptly after the sending or filing thereof, copies of all proxy statements, financial statements and reports which the Borrower or any subsidiary sends to its stockholders, and copies of all regular, periodic and special reports, and all registration statements which the Borrower or any subsidiary files with the SEC or any governmental authority which may be substituted therefore, or with any national security exchange."


            28. The Borrower presently conducts its business under the following trade names:

                  1.    Stratus Service Grp.

                  The Borrower shall immediately furnish written notification to Capital of any change of corporate name of the Borrower or the use of any trade name.

            THIS SCHEDULE 1 IS MADE A PART OF AND INCORPORATED INTO THE LOAN AND SECURITY AGREEMENT.

                                INDEX TO EXHIBITS


            A. Borrowing Base Certificate
            B. List of Borrower's Officers
            C. Litigation Listing
            D. Compliance Certificate
            E. Inventory Locations
            F. Financial Events

                                    EXHIBIT A
                       OPENING BORROWING BASE CERTIFICATE

                              INTENTIONALLY OMITTED

                                    EXHIBIT B
                                    OFFICERS


            ALL OFFICERS OF BORROWER ARE LISTED BELOW:

            Joseph J. Raymond, President, Chairman & CEO
            J. Todd Raymond, Secretary
            Michael A. Maltzman, Treasurer & CFO

                                    EXHIBIT C
                                   LITIGATION


            ALL LITIGATION OF BORROWER, ITS OFFICERS, DIRECTORS OR SHAREHOLDERS, AND GUARANTORS, WHETHER AS PLAINTIFF OR DEFENDANT, ARE LISTED BELOW:


            Mirthala Bosrera v. Alejandro Melendez, et al, No. 2000-29281 in the 281st Judicial District Court of Harris County, Texas

                                    EXHIBIT D

                                    STRATUS SERVICES GROUP, INC.
                                    500 Craig Road, #201
                                    Manalapan, NJ  07726


____              , 2000


CAPITAL TEMPFUNDS, INC.
One Brixham Green
15800 John J. Delaney Drive, Suite 300
Charlotte, NC  28277-2843

            The undersigned, the of STRATUS SERVICES GROUP, INC., a Delaware corporation ("Borrower"), gives this certificate to CAPITAL TEMPFUNDS, INC. ("Lender") in accordance with the requirements of that certain Loan and Security Agreement dated as of December , 2000, between Borrower and Lender ("Loan Agreement"). Capitalized terms used in this Certificate, unless otherwise defined herein, shall have the meanings ascribed to them in the Loan Agreement.

            Based upon my review of the balance sheets and statements of income of the Borrower for the [fiscal year] [monthly period] ending , 200_, copies of which are attached hereto, I hereby certify that:

            The Borrower's total Obligations under the Loan Agreement are $ , and the Borrower's Tangible Net Worth is $ . The Borrower's total Obligations under the Loan Agreement [do] [do not] exceed six (6) times the Borrower's Tangible Net Worth

      No Event of Default exists on the date hereof, other than:________________
         [if none, so state].

      As of the date hereof, Borrower is current in its payment of all accrued rent and other charges to Persons who own or lease any premises where any of the Collateral is located, and there are no pending disputes or claims regarding Borrower's failure to pay or delay in payment of any such rent or other charges.


                              Yours truly,


                              --------------------------
                              Name/title

                                    EXHIBIT E
                               INVENTORY LOCATIONS

INVENTORY OF BORROWER MAY BE LOCATED AT THE FOLLOWING LOCATIONS, INCLUDING BUT NOT LIMITED TO THOSE LOCATIONS OWNED, RENTED, LEASED OR OCCUPIED BY THE BORROWER (INCLUDING INVENTORY LOCATED OR STORED AT LOCATIONS OF CUSTOMERS, VENDERS, PUBLIC WAREHOUSES, OR OTHER):

                                          500 Craig Road, #201
                                          Manalapan, NJ  07726
and the locations on the attached Exhibit E-1